Exhibit 23
                       Consent of Independent Accountants




     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39529) of Crown Cork & Seal Company, Inc. of our report dated June 18, 1997 appearing on Page 6 of this Form 11-K.



PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
June 24, 1997